Exhibit 99.1

Dear Friends and Shareholders,

In these unprecedented times where we are all looking for healing and positivity, there is nothing more important than a smile, and that smile is the core of our product at Genius Brands.  We make animated cartoons for children, and families. We tell stories which make children feel good, make them laugh, and bring them joy. We seek to enrich with positive lessons, tolerance, and inclusion, and that has never been more important than today.

To that end, I am proud to share that this morning we announced the engagement of the most successful programming executive in the history of children’s television, Margaret Loesch, as Executive Chairman of Kartoon Channel! Loesch was the founding president and CEO of Fox Kids Networks Worldwide, growing the channels across all metrics, where it was eventually sold to the Walt Disney Company for $5.5 billion.

Joining Margaret will be the former President of Walt Disney Television, David Neuman, who will become Kartoon Channel!, Chief Content Officer. David, among other things, oversaw the Wonderful World of Disney and the then #1 sitcom on television, Home Improvement, and earned over 100 Emmys on his watch, while there and previously as Head of Comedy Development at NBC.

It would be impossible for me to adequately sing their praises and the impact these two extraordinarily talented and accomplished people can bring to bear upon Kartoon Channel!, our new kids program service.

Margaret has been a value creator of epic proportions throughout her career, and she brings a gift for picking and developing hit programs, and creating hit schedules. She ran NBC Saturday morning, before leaving for Hanna-Barbera Productions, where she was head of development and production where she oversaw the massive hit, Smurfs, among their other many productions. From there, she went to become President of Marvel Entertainment, where she produced hit after hit, and subsequent to that, went to FOX as founder and CEO of FOX Kids, after which she became President of Jim Henson Television. The brands she has produced and broadcast are legendary. Power Rangers, Batman, Spider-Man, Steven Spielberg’s Animaniacs, Transformers, My Little Pony, X-Men, Muppet Babies, and Fraggle Rock are among the many.

The value of each company and network, she was at was enriched dramatically by her presence. She is on the Board of Governors of the Academy of Television Arts and Sciences, and is a rare ‘triple threat’, who knows the Broadcast Business, the Production Business, and the Advertising Business.

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As I said this in announcing them, this is like having Michael Jordan and LeBron James on the same team. Alongside Margaret and David is our ultra-talented General Manager, Caroline Tyre, who, ‘by the way’, ran the top childrens broadcast service in Canada, Teletoon, and helped launch Cartoon Network, Boomerang, and Adult Swim in Canada.

As we run up to the launch of Kartoon Channel! on June 15, we are all excited about the unprecedented carriage and launch footprint, which covers more than 100 million U.S. TV households and 200 million mobile devices, across cable, satellite, digital, and OTT platforms, including Comcast, COX, Dish, Apple TV, Amazon Prime, Amazon Fire, Roku, and Tubi, among them.

We previously described KC! like “a Netflix for kids, but its free.” Our model is what is called in the industry, AVOD (Advertiser Video On Demand). There is an important significance to this, which in today’s children’s broadcast world, brings powerful ‘wind to our sails’.

1.	Netflix and Disney +, viewership is dramatically up, because people are staying at home more. For a combination of COVID-19 and social reasons, this is even more so for childrens TV (e.g. most schools closed, many summer camps have been canceled).

2.	Children’s Advertiser Demand is UP, while Available Inventory is Scarce. Inventory is scarce, because more and more kids have migrated from linear channels to On Demand channels and much of that On Demand viewing is on Netflix and on Disney+ where there is no advertising. The result is that advertisers need to scramble to find commercial inventory and ‘eyeballs’ through which to promote their products, and brands.

Kartoon Channel! will launch with a number of ‘programming events’, which we believe will be extremely compelling for kids, and which we will announce for you the week before launch.

Having said the above, we want our shareholders to measure expectations. We will start providing projections beginning Q4, at which point we will have visibility on viewing patterns and advertising. (In the kids media business, the ‘hard 8’, those weeks leading up to Christmas is where 50% of the year’s advertising revenue is typically generated.) While turning the channel on is not a ‘light switch,’ in Margaret and David, we have two of the smartest most proven programmers in the business, and we are going to succeed and take share from a multi-billion dollar kids advertising pie.

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We are committed to ensure that the team of Margaret, David, and General Manager, Caroline Tyre, have the resources they need to acquire the most competitive children’s product, and the marketing to drive the channel forward.

Margaret, David, and Caroline, will have multiple tools in their toolbox to succeed, not least of which will be the pristine balance sheet of Genius, modest debt, and the substantial cash in its war chest to drive the channel forward. In addition, they will have Genius’s own carefully curated properties from top creators and producers including:

Stan Lee’s Cosmic Crusaders

Warren Buffett’s Secret Millionaires Club

Martha & Friends

Because we carefully curate our owned entertainment that we produce for the channel, to be not only positive and enriching for children, but equally, to lend itself to licensed consumer products, Kartoon Channel! will complete a ‘Virtuous Circle"* for Genius Brands, and drive a second income stream.

The shows we produce, go on the channel, and they get aggressively promoted, to create viewership and launch positive consumer products, from which we earn to invest in more content. We are committed to not just entertain, but also to enrich, and as a parent of a 12-year-old myself, I can assure you that is, and will always be, front and center, as we work to create growing value and pride for our shareholders.

Welcome to Margaret Loesch and David Neuman!

Our business is smiles.

Sincerely,

Andy Heyward

Chairman & CEO

Genius Brands International, Inc.

*A Virtuous Circle is a chain of events in which one desirable occurrence leads to another which further promotes the first occurrence and so on resulting in a continuous process of improvement.

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Forward Looking Statements:
Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, our ability to generate revenue or achieve profitability; our ability to obtain additional financing on acceptable terms, if at all; our ability to repay our outstanding debt; the potential issuance of a significant number of shares to our convertible note holders which will dilute our equity holders; fluctuations in the results of our operations from period to period; general economic and financial conditions; our ability to anticipate changes in popular culture, media and movies, fashion and technology; competitive pressure from other distributors of content and within the retail market; our reliance on and relationships with third-party production and animation studios; our ability to market and advertise our products; our reliance on third-parties to promote our products; our ability to keep pace with technological advances; our ability to protect our intellectual property and those other risk factors set forth in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in the Company's subsequent filings with the Securities and Exchange Commission (the "SEC"). Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

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